Exhibit 99.1
JOINT FILING UNDERTAKING
The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this amendment to Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this amendment to Schedule 13D jointly on behalf of each such party.
The execution and filing of this agreement shall not be construed as an admission that the below-named parties are a group, or have agreed to act as a group.
DATED: December 8, 2010

BERKSHIRE FUND VII, L.P.
By:	Seventh Berkshire Associates LLC,
its General Partner

By:	/s/ Christopher J. Hadley
	Name:	Christopher J. Hadley
	Title:	Managing Director

BERKSHIRE FUND VII-A, L.P.
By:	Seventh Berkshire Associates LLC,
its General Partner

By:	/s/ Christopher J. Hadley
	Name:	Christopher J. Hadley
	Title:	Managing Director

BERKSHIRE INVESTORS LLC
By:	/s/ Christopher J. Hadley
	Name:	Christopher J. Hadley
	Title:	Managing Director

BERKSHIRE INVESTORS III LLC
By:	/s/ Christopher J. Hadley
	Name:	Christopher J. Hadley
	Title:	Managing Director

STOCKBRIDGE FUND, L.P.
By:	Stockbridge Associates LLC,
its General Partner

By:	/s/ Christopher J. Hadley
	Name:	Christopher J. Hadley
	Title:	Managing Director

STOCKBRIDGE PARTNERS LLC
By:	Berkshire Partners LLC,
its sole Managing Member

By:	/s/ Christopher J. Hadley
	Name:	Christopher J. Hadley
	Title:	Managing Director

STOCKBRIDGE FUND M, L.P.
By:	Stockbridge Associates LLC,
its General Partner

By:	/s/ Christopher J. Hadley
	Name:	Christopher J. Hadley
	Title:	Managing Director

STOCKBRIDGE ABSOLUTE RETURN FUND, L.P.
By:	Stockbridge Associates LLC,
its General Partner

By:	/s/ Christopher J. Hadley
	Name:	Christopher J. Hadley
	Title:	Managing Director